SCHEDULE 14A (RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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TIMOTHY PLAN

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
of the
TIMOTHY LARGE/MID-CAP GROWTH FUND

1304 West Fairbanks Avenue
Winter Park, FL 32789
Toll Free 800-662-0201

The Timothy Plan (the “Trust”) is holding a special meeting of the shareholders of the Timothy Plan Large/Mid-Cap Growth Fund (the “Special Meeting”) on Thursday, September 8, 2005 at 10:00 A.M., Eastern Time. The Special Meeting will be held at the offices of the Trust’s Administrator, Citco Mutual Fund Services, Inc., located at 83 General Warren Boulevard, Suite 200, Malvern, PA 19355.

There is only one item for consideration at the Special Meeting. You and your fellow shareholders are being asked to approve a new sub-investment advisory agreement on behalf of your Fund with Rittenhouse Financial Services, Inc. (“Rittenhouse”), a registered investment advisory company.

Rittenhouse has served as the Fund's sub-adviser since the Fund's inception in October, 2000. However, on or about July 28, 2005, Rittenhouse was affected by a change in control in its parent company, The John Nuveen Company (“Nuveen”). A change of control in a parent company (Nuveen) also causes a change of control in the downstream company (Rittenhouse). Under Section 15(c) of the Investment Company Act of 1940, as amended, a change of control in an investment advisory company results in the automatic termination of its investment advisory agreement with the Fund. Therefore, the change of control in Rittenhouse caused its sub-advisory agreement with the Fund to terminate, and this proxy is being submitted to you and your fellow shareholders to re-appoint Rittenhouse as the sub-adviser to the Fund. The proposed sub-advisory agreement with Rittenhouse is identical in all material respects to the sub-advisory agreement under which Rittenhouse has always operated. The proposed sub-advisory agreement will NOT result in any increase in the Fund’s expense structure. The details of the proposed sub-advisory agreement and the reasons why this proxy vote is needed are contained in the accompanying proxy materials, and we urge you to read them carefully.

You may vote at the Special Meeting if you are the record owner of shares of the Fund as of the close of business on August 15, 2005. If you attend the Special Meeting, you may vote your shares in person. If you expect to attend the Special Meeting, please call the Trust at 1-800-662-0201 to inform them.

Your vote on this proposal is very important. If you own Fund shares in more than one account of the Trust, you will receive a proxy statement and one proxy card for each of your accounts. You will need to fill out each proxy card in order to vote the shares you hold for each account.

Whether or not you plan to attend the Special Meeting, please fill in, date, sign and return your proxy card(s) in the enclosed postage paid envelope. You may also return your completed proxy card by faxing it to the Trust at 610-232-1777. PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

As always, we thank you for your confidence and support.

By Order of the Board of Trustees,

Arthur Ally Chairman
August 26, 2005

THE TIMOTHY PLAN
Special Meeting of the Shareholders of
the
Timothy Plan Large/Mid-Cap Growth Fund

1304 West Fairbanks Avenue
Winter Park, FL 32789
Toll Free: 800-662-0201

PROXY STATEMENT
Dated August 26, 2005

SPECIAL MEETING OF SHAREHOLDERS
To be Held on September 8, 2005

Introduction

The Board of Trustees (the “Board”) of the Timothy Plan (the “Trust”) has voted to call a special meeting of all shareholders of the Timothy Plan Large/Mid-Cap Growth Fund (the “Fund”), in order to seek shareholder approval of one proposal relating to the Fund. The Special Meeting will be held at the offices of Citco Mutual Fund Services, Inc. (“Citco”), at 10:00 a.m., Eastern Time, on Thursday, September 8, 2005. Citco serves as Administrator to the Trust. If you expect to attend the Special Meeting in person, please call the Trust at 1-800-662-0201 to inform them of your intention. This proxy was first mailed to eligible shareholders on or about March 24, 2005.

The Trust is a Delaware business trust, registered with the Securities and Exchange Commission (“SEC”) and operating as an open-end management investment company. The Trust has authorized the division of its shares into various series (“funds”) and currently offers shares of eleven funds to the public. The Trust further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees. The Timothy Plan Large/Mid-Cap Growth Fund (the “Fund”), a separate fund of the Trust, offers Class A Shares, which are sold to the public with a front-end sales charge, Class B Shares, which are sold with a contingent deferred sales charge (“CDSC”) which declines to zero over a period of years and an ongoing distribution and servicing (12b-1) fee of 1.00%, and Class C shares, which are sold with a contingent deferred sales charge of 1% for the first year and an ongoing distribution and servicing (12b-1) fee of 1.00%. Sales of Class B shares have been closed to new investors since May 3, 2004.

Items for Consideration

The Special Meeting will be held to consider the following items of business:

(a)	Approval of a new sub-investment advisory agreement with Rittenhouse Financial Services, Inc. (“Rittenhouse”) for the Fund; and
(b)	Such other business as may properly come before the shareholders of the Fund.

Eligibility to Vote

If you were the record owner of any shares of the Fund as of the close of business on August 15, 2005 (the “Record Date”), then you are eligible to vote at the Special Meeting. As of the Record Date, the Fund had a total of 8,032,377 shares issued and outstanding. Each full share counts as one vote, and fractional shares count as fractional votes.

Voting by Proxy

The simplest and quickest way for you to vote is to complete, sign, date and return the enclosed proxy card(s) in the postage paid envelope provided. The Board urges you to fill out and return your proxy card(s) even if you plan to attend the Special Meeting. Returning your proxy card(s) will not affect your right to attend the Special Meeting and vote.

The Board has named Theresa McNamee and Terry Covert as proxies, and their names appear on your proxy card(s). By signing and returning your proxy card(s) to the Trust, you are appointing those persons to vote for you at the Special Meeting. If you fill in and return your proxy card(s) to the Trust in time to vote, one of the appointed proxies will vote your shares as you have directed on your proxy. If you sign and return your proxy card(s), but do not make specific choices, one of the appointed proxies will vote your shares in favor of all items relating to your proxy.

If an additional matter is presented for vote at the Special Meeting, one of the appointed proxies will vote in accordance with his/her best judgment. At the time this proxy statement was printed, the Board was not aware of any other matter that needed to be acted upon at the Special Meeting other than the one Proposal discussed in this proxy statement.

If you appoint a proxy by signing and returning your proxy card(s), you can revoke that appointment at any time before it is exercised. You can revoke your proxy by sending in another proxy with a later date, or by notifying the Trust’s Secretary, in writing, that you have revoked your proxy prior to the Special Meeting. The Trust’s Secretary is Mr. Joseph Boatwright and he may be reached at the following address: 1304 West Fairbanks Avenue, Winter Park, FL 32789.

Voting in Person

If you attend the Special Meeting and wish to vote in person, you will be given one ballot for each of your accounts when you arrive. If you have already voted by proxy and wish to vote in person instead, you will be given an opportunity to do so during the Special Meeting. If you attend the Special Meeting, but your shares are held in the name of your broker, bank or other nominee, you must bring with you a letter from that nominee stating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote.

Requirement of a Quorum

A quorum is the number of outstanding shares, as of the Record Date, that must be present in person or by proxy in order for the Trust to hold a valid shareholder meeting. The Trust cannot hold a valid shareholder meeting unless there is a quorum of shareholders. For this Special Meeting, 4,016,189 (50% + 1) eligible shares of the Fund must be present, in person or by proxy, to constitute a quorum.

Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker is not allowed to vote your shares unless it has received voting instructions from you. If your broker does not vote your shares because it has not received instructions from you, those shares will be considered broker non-votes. Broker non-votes and abstentions count as present for purposes of establishing a quorum, and count as votes cast against the Proposal.

Required Votes to Approve the Proposal

The affirmative vote of a “majority” of the shares entitled to vote of the Fund, as of the Record Date, are required in order to approve the Proposal. For purposes of approving shareholder proposals, the Investment Company Act of 1940, as amended (the “1940 Act”) defines a “majority” of the outstanding voting securities of the Fund as the lesser of (a) the vote of holders of at least 67% of the voting securities of the Fund present in person or by proxy, if more than 50% of such shares are present in person or by proxy; or (b) the vote of holders of more than 50% of the outstanding voting securities of the Fund.

Adjournments

The appointed proxies may propose to adjourn the Special Meeting, either in order to solicit additional proxies or for other purposes. If there is a proposal to adjourn the Special Meeting, the affirmative vote of a majority of the shares present at the Special Meeting, in person or by proxy, is required to approve the adjournment.

Cost Of The Shareholder Meeting And Proxy Solicitation

Rittenhouse is paying the costs of the Special Meeting. Certain employees of Timothy Partners, Ltd, Investment Adviser and Principal Underwriter to the Fund (“TPL”), or their designees, may be conducting proxy solicitations. TPL will not be charging the Fund for any costs associated with such solicitations, but may charge Rittenhouse for such expenses.

Who To Call With Questions

Please call the Trust at 1-800-662-0201 with any questions you may have relating to this proxy statement. Also, at your request, the Trust will send you a free copy of its most recent audited annual report, dated December 31, 2004. Simply call the Trust to request a copy of the report, and it will be sent to you within three (3) business days of receipt of your request.

PROPOSAL # 1.	APPROVAL OF A NEW SUB-INVESTMENT ADVISORY AGREEMENT WITH RITTENHOUSE FINANCIAL SERVICES, INC. (“RITTENHOUSE”) ON BEHALF OF THE TIMOTHY PLAN LARGE/MID-CAP GROWTH FUND

Background

The Timothy Plan Large/Mid-Cap Growth Fund (the “Fund”) normally invests at least 80% of its assets in a broadly diversified number of U.S. equity securities that the Fund’s investment manager believes show a high probability of superior prospects for above average growth. The Fund’s investment manager chooses these securities using a “bottoms up” approach of extensively analyzing the financial, management, and overall economic conditions of each potential investment.. The Fund normally invests in the common stock of mid- to large capitalization (over $2 billion in market capitalization) companies. The Fund currently offers Class A and Class C shares, and previously offered Class B shares. Class A shares of the Fund commenced investment operations on October 1, 2000, Class B shares commenced investment operations on October 9, 2000, and Class C shares commenced investment operations on February 2, 2004.

Timothy Partners, Ltd. (“TPL”), 1304 West Fairbanks Avenue, Winter Park, FL 32789, serves as investment adviser to the Fund under a written investment advisory agreement approved by the Board and separately ratified by the Fund’s shareholders. The investment advisory agreement with TPL has been in effect since the Fund’s inception in October, 2000 and was last renewed by the Board on February 25, 2005.

TPL is a Florida limited partnership organized on December 6, 1993 and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. Mr. Arthur D. Ally is President of TPL and is responsible for the day-to-day activities of TPL. Covenant Funds, Inc., a Florida corporation (“CFI”), is the managing general partner of TPL. Mr. Ally also is President and 70% shareholder of CFI. Mr. Ally had over eighteen years experience in the investment industry prior to founding TPL, having worked for Prudential Bache, Shearson Lehman Brothers and Investment Management & Research. In addition to his positions as President of TPL and CFI, Mr. Ally also serves as President and Chairman of the Board of Trustees of the Trust. Mr. Ally does not receive any compensation for his services to the Trust as an officer or Trustee of the Trust, but he does receive compensation from TPL as a result of his ownership interest in TPL and service as an officer and director of TPL.

For its services to the Fund, TPL receives a fee, calculated daily and paid monthly, equal to an annual rate of 0.85% of the average daily net assets of the Fund.

Along with most of the Timothy Plan Funds, the Fund operates under a “manager of managers” structure. Under that structure, TPL serves as the investment adviser to the Fund and is responsible for the overall management and supervision of the Fund and its operations. However, the day-to-day selection of securities for the Fund and the provision of a continuing and cohesive Fund investment strategy is handled by one or more sub-advisers. One of TPL’s principal responsibilities to the Fund as investment adviser is to select and recommend suitable firms to offer day-to-day investment management services to the Fund as sub-advisers. These sub-advisory firms are paid for their services to the Fund by TPL out of the fees paid to TPL by the Fund.

Rittenhouse Financial Services, Inc. (“Rittenhouse”) One Radnor Corporate Center, Radnor, PA 19087, has served as sub-adviser to the Fund under a written agreement with TPL and the Fund (the “Sub-Advisory Agreement”) since the Fund's inception in October, 2000. Rittenhouse's Sub-Advisory Agreement was originally approved by the Fund’s shareholders immediately prior to the Fund’s commencement of operations and was last renewed by the Board on February 25, 2005.

Rittenhouse is a registered investment adviser and wholly-owned subsidiary of The John Nuveen Company (“Nuveen”). Nuveen is a publicly traded company and, until recently, was a majority-owned subsidiary of the St. Paul Travelers Companies, Inc. (“St. Paul”).

On March 25, 2005, Nuveen and St. Paul announced that St. Paul planned to implement a three-part program to sell its equity interest in Nuveen. On July 28, 2005, St. Paul completed its divestiture program and Nuveen emerged as a fully independent public company.

As required by Section 15 of the 1940 Act, the Sub-Advisory Agreement contains a clause that provides for its immediate termination in the event of an “assignment” of the Sub-Advisory Agreement, as that term is defined in the 1940 Act. A change of control in Rittenhouse operates as an “assignment” of the Sub-Advisory Agreement under the 1940 Act. St. Paul's divestiture of its interest in Nuveen resulted in a change of control in Nuveen. Since the parties who now control Nuveen are different, and Nuveen owns Rittenhouse, new parties may be deemed to control Rittenhouse. As a result, a change in control of Rittenhouse occurred, and the Sub-Advisory Agreement terminated due to its “assignment” on or about July 28, 2005.

On August 3, 2005, the Trust's Board of Trustees met in a special telephonic meeting to consider the assignment issue described above. The Trustees were fully informed of the events leading to the assignment and termination of the Sub-Advisory Agreement. During their discussion, the Trustees received and approved a letter from Rittenhouse offering to continue to provide investment services to the Fund for no charge until such time as the Fund's shareholders approved a new sub-advisory agreement with Rittenhouse. Rittenhouse further warranted in its letter that it would abide by all the terms of the Sub-Advisory Agreement, despite its termination, and would not be entitled to receive compensation in the future for services performed under the letter arrangement. The Trustees directed Trust management to begin the process of preparing materials for the Board in order for the Board to consider the re-appointment of Rittenhouse at its August 26, 2005 meeting.

On August 26, 2005, the Trust's Board of Trustees met in person to consider, among other things, the re-appointment of Rittenhouse. After full and complete deliberation, the Board unanimously approved the re-appointment of Rittenhouse and recommended shareholder ratification.

Rittenhouse Financial Services, Inc. (“Rittenhouse”)

Rittenhouse, One Radnor Corporate Center, Radnor, PA 19087, has served as investment sub-adviser to the Fund under a written agreement with TPL and the Fund since the Fund's inception in October, 2000. Rittenhouse selects the investments for the Fund’s portfolio, subject to the investment restrictions of the Trust and under the supervision of TPL.

Rittenhouse is a registered investment adviser and wholly-owned subsidiary of The John Nuveen Company. Established in 1979, Rittenhouse provides equity, fixed income and balanced portfolio management to corporations, hospitals, Taft-Hartley plans, public funds, endowments and foundations, and high-net-worth individuals.

As of December 31, 2004, Rittenhouse managed approximately $9.4 billion in assets for programs such as Merrill Lynch, PaineWebber and Salomon Smith Barney and accounts such as the Society of the Holy Child Jesus (MD) and the United Food & Commercial Workers (OH). Rittenhouse is registered as an investment adviser with the Securities and Exchange Commission.

Rittenhouse utilizes a team management approach for the Fund. The team is led by John Waterman, Chief Investment Officer at Rittenhouse. Jame Jolinger, Leonard McCandless, and William Conrad serve as portfolio managers for the team. Their management of the Fund employs strategies that are formulated on, and are in concert with, input from both fundamental and quantitative research staff members. Messrs. Waterman, McCandless, and Conrad have served the Fund since its inception.

John Waterman, CFA, holds an MBA from Wharton. He joined Rittenhouse in 1993, after serving Howard Lawson & Co. as Sr. Vice President and Director of Advisor Services. Mr. Waterman assumed the responsibility as Chief Investment Officer for Rittenhouse in 2000.

Leonard McCandless, CFA, joined Rittenhouse in 1989 as a Research and Investment team member. Mr. McCandless serves on the Rittenhouse Trust Company Board of Directors and Rittenhouse Asset Management Company as a Vice President and Portfolio Manager. Mr. McCandless has devoted his career to the financial services industry.

Willian Conrad, CFA, began as a registered representative with Rittenhouse Financial Securities in 1991. Mr. Conrad has served as Managing Director and Executive Committee member of Rittenhouse Asset Management since 1997. He moved to Rittenhouse from Oppenheimer Capital, LLP, where he served as an analyst and Vice President for seven years.

James Jolinger, CFA, came to Rittenhouse in 2004 after serving Morgan Stanley Investment Management in various management capacities since 1994, and Oppenheimer Capital LLP for seven years prior to that. He joined Rittenhouse as a Managing Director and Portfolio Manager. Mr. Jollinger earned an MBA from Stern School of Business in 1992.

Additional Information about Rittenhouse

The information presented below (as of December 31, 2004) is designed to provide additional information about Rittenhouse, the team members of Rittenhouse responsible for the Fund's investments, and the means by which such persons are compensated for their services.

Portfolio Manager	Types, Asset Amounts and No. of Accounts Managed by Team Members						Types, Asset Amounts and No. of Accounts Managed by Team Members Where Compensation is Performance Based
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	No. of Accts	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts.	Total Assets (mil)
Team	4	$405	8	$121	37,634	$8,890	0	NA	0	NA	0	NA

Rittenhouse compensates team members by offering a combination package that includes a salary, bonuses and a benefits package. Bonuses are awarded based on a combination of qualitative and quantitative factors. Nuveen, Rittenhouse’s parent company, offers incentive and stock option programs, and deferred income programs. Rittenhouse does not currently have any clients where portfolio manager compensation is based, either in whole or in part, on client investment portfolio performance.

Board Considerations

On August 26, 2005, the Fund's Board of Trustees held an in-person meeting to consider, among other things, re-appointing Rittenhouse as sub-adviser to the Fund, and after full deliberation, agreed to re-appoint Rittenhouse under the same terms as the terminated Sub-Advisory Agreement and recommend that the Fund's shareholders ratify a new sub-advisory agreement (the “New Agreement”) under the same terms as the terminated Sub-Advisory Agreement.

During its deliberations, the Trustees reviewed material originally presented on May 20, 2005 to the Board by representatives of UBS PRIME Consultant and TPL relating to Rittenhouse. The Board also reviewed a presentation made on May 20, 2005 by representatives of Rittenhouse relating to the Fund and Rittenhouse's management of the Fund. The Board further reviewed the minutes of its February 25, 2005 Board meeting when the Board last renewed the Sub-Advisory Agreement for an additional one-year term. UBS and TPL were unanimous in their praise for the firm and their confidence in the firm’s ability to serve the Fund. The Board then reviewed a written statement from Rittenhouse warranting that no adverse material changes had occurred in the operations of Rittenhouse since its February 25, 2005 and May 20, 2005 presentations to the Board.

The Board, in reviewing the information relating to Rittenhouse from the February 25, 2005 Meeting and May 20, 2005 presentations, received written information relating to the experience, strengths, other clients and past investment performance of Rittenhouse and noted with approval the firm’s consistently above-average investment performance, its size and level of expertise, and quality of clientele. The Board noted with further approval that no officer or trustee of the Fund or Trust was affiliated with Rittenhouse, and that no compensation had been paid to Rittenhouse other than advisory fees under Sub-Advisory Agreement, and no compensation would be paid to Rittenhouse other than advisory fees under the New Agreement. The Board also reviewed the financial condition of Rittenhouse and received sufficient information to assure themselves that Rittenhouse was still financially capable of undertaking the responsibilities of serving the Fund.

The Board then turned its attention to the terms of the proposed New Agreement. Trust management reminded the Board that the terms of the Sub-Advisory Agreement had been rigorously reviewed and approved by the Board, including a separate affirmative vote by the Trustees who are not “interested persons”, as that term is defined in the 1940 Act (“Independent Trustees”), of the Fund, the Trust, TPL or Rittenhouse at the February 25, 2005 meeting, and the proposed New Agreement was identical in all material respects to the Sub-Advisory Agreement under which Rittenhouse had been providing services to the Fund since the Fund's inception. Under the terms of the proposed New Agreement with Rittenhouse, Rittenhouse would continue to be responsible for providing day-to-day investment advice and choosing the securities in which the Fund invests. Rittenhouse would continue to report directly to TPL, and TPL would be responsible to report to the Board for any errors or omissions made by Rittenhouse. Rittenhouse would not be responsible for mistakes or errors of judgment in its management of the investments of the Fund unless those mistakes or errors of judgment resulted from gross negligence, willful misfeasance or intentional wrongdoing. The proposed New Agreement would have an initial term of two years, and could be renewed annually thereafter by affirmative vote of a majority of the Board of Trustees and a separate concurring majority vote of the Trust’s Independent Trustees. As was the case with the Sub-Advisory Agreement, the proposed New Agreement may be terminated by any party at any time, without penalty, upon sixty (60) days written notice. The proposed New Agreement would become effective immediately upon receipt of shareholder approval. A copy of the proposed New Agreement with Rittenhouse is included as Exhibit B to this proxy, which is incorporated by reference into this discussion as if fully set forth herein.

The Board then discussed the proposed fees payable to Rittenhouse for its services to the Fund under the proposed New Agreement. Since those fees would be identical to the fees formerly paid to Rittenhouse and would be paid to Rittenhouse by TPL out of the fees it received from the Fund, the Board sought TPL’s opinion concerning the reasonableness of the proposed fee structure. TPL reported to the Board that Rittenhouse continued to be at least as competitive as the other candidates it had interviewed with respect to its proposed fees. TPL further reported that because Rittenhouse’s proposed fees were so reasonable, TPL would be able to maintain its current level of service to the Funds without the need to seek an overall fee increase.

The Board then sought the advice of legal counsel with respect to the elements to be considered by the Board in engaging Rittenhouse as sub-adviser to the Fund. In accordance with counsel's recommendations, the Board reviewed information, and considered and came to conclusions with respect to the following items:

1.
The Board reviewed information relating to the nature, extent, and quality of the services provided by Rittenhouse. Included in the Board's review was information previously presented to the Board at its February 25, 2005 Meeting, on May 20, 2005, by both outside entities and Rittenhouse, and information current through the latest reporting quarter. The Board noted with approval that Rittenhouse had performed in a competent and workmanlike fashion for the Fund since the Fund's inception. The Board noted with further approval that every quarterly report submitted with respect to Rittenhouse demonstrated no deviation from the Fund's stated investment strategies and objectives. The Board further noted that Rittenhouse was a large and apparently well-managed investment firm with significant assets under management, significant revenues and significant resources that could be and had been utilized for the benefit of the Fund. Lastly, the Board noted that Rittenhouse had devoted a number of well-qualified and seasoned investment professionals to the team of persons responsible for managing the Fund's assets and that the investment team had not experienced significant turnover during the last year. As a result of the information presented and the internal discussions of the Board, the Board concluded that Rittenhouse would likely continue to provide a high level of service to the Fund under the proposed New Agreement;

2.
The Board then reviewed information relating to the investment performance of the Fund under Rittenhouse's stewardship. Included in the Board's review was information previously presented to the Board at its February 25, 2005 Meeting, on May 20, 2005, by both outside entities and Rittenhouse, and information current through the latest reporting quarter. Also discussed were the quarterly reports previously submitted to the Board at each regular meeting detailing the investment performance of the Fund. After full and complete review of the materials presented, the Board noted that Rittenhouse had been and was likely to continue to be very stringent in adhereing to the Fund's stated investment objectives and strategies. The Board noted with approval that the Fund's investment performance since inception had been well placed in relation to the Fund's benchmark index and its peers. Lastly, the Board noted with approval that Rittenhouse had strictly adhered to the Fund's moral screening process and had not experienced any appreciable negative investment performance relating to such restrictions. As a result of the information presented and the internal discussions of the Board, the Board concluded that Rittenhouse would likely continue to strive to achieve high levels of relative investment return under the proposed New Agreement;

3.
The Board next reviewed the costs of the services to be provided and profits to be realized by Rittenhouse from its relationship with the Fund and noted that the advisory fees to be paid under the proposed New Agreement were identical to the fees formerly paid and were paid by TPL out of the overall investment advisory fee charged to the Fund by TPL. Since neither the Rittenhouse fee or the overall management fee would be changing in any way, the Board relied on its previous determinations that the fees to be charged were reasonable under the circumstances and did not represent an excessive fee.

4.
The Board lastly considered the extent to which economies of scale would be realized by Rittenhouse as the Fund grows; and whether fee levels in the proposed New Agreement reflected these economies of scale for the benefit of Fund investors and concluded that both points were moot in that Rittenhouse was paid a portion of the overall management fee received by TPL, and that economies of scale should first be realized under the TPL Agreement. However, the Board did note with approval that the fee schedule under the proposed New Agreement continued to contain breakpoint provisions as Fund assets grew.

Based on the Board’s review and UBS and TPL’s recommendation, the Board unanimously voted to approve Rittenhouse as sub-adviser to the Fund and to seek shareholder approval of their choice. The Board then noted that Rittenhouse had agreed to continue to serve the Fund without compensation until such time as the Fund's shareholders approved the new engagement. The Board gave equal weight to each item considered in its deliberations with respect to re-appointing Rittenhouse, and no one element disproportionately influenced the Board.

Fees and Expenses

If Rittenhouse is re-appointed as sub-adviser to the Fund, TPL will continue to pay a portion of the fee it currently receives from the Fund to Rittenhouse under the same terms as it has since the Fund's inception. Rittenhouse has again agreed to serve as sub-advisor to the Fund for fees based upon the following schedule:

Daily Net Assets	Fee Rate
For the first $50 million	.35 of 1%
For assets over $50 million	.25 of 1%

The fees paid to Rittenhouse on behalf of the Fund under the New Agreement will be paid by TPL out of the fees received by TPL under its investment advisory agreement with the Fund, so overall fees to the Fund’s shareholders will not change.

Financial Effect on the Fund

If Rittenhouse is re-appointed as sub-adviser to the Fund, the fees paid by shareholders of the Fund will remain exactly the same. Fund shareholders currently pay total investment advisory fees of 0.85% per annum of the average daily assets of the Fund to TPL. That fee will not change if Rittenhouse is re-appointed as sub-adviser to the Fund. TPL receives the 0.85% advisory fee, and will pay a maximum of 0.35% of that fee to Rittenhouse. The table below shows the overall expenses of the before and after the engagement of Rittenhouse. The fees stated below are actual fees incurred by the Fund for its fiscal year ended December 31, 2004. Fees shown as “Proposed” are based on December 31, 2004 financial statements.

FUND	Class A		Class C
ANNUAL OPERATING EXPENSES	Current	Proposed	Current	Proposed

Management Fee (1)	0.85%	0.85%	0.85%	0.85%

Service & Distribution (12b-1) Fees	0.25%	0.25%	1.00%	1.00%

Other Expenses (2)	0.45%	0.45%	0.45%	0.45%

Total Annual Operating Expenses
(before reimbursement by Advisor)	1.55%	1.55%	2.30%	2.30%

Expense Recoupment by Advisor	0.05%	0.05%	0.05%	0.05%

Total Annual Operating Expenses (3)
(after reimbursement by Advisor)	1.60%	1.60%	2.35%	2.35%

(1)
Management Fees currently include a fee equal to an annual rate of 0.85% of the average daily net assets of the Fund, which is paid to the Funds’ Adviser, TPL. From that fee, TPL paid Rittenhouse a fee equal to an annual rate of 0.35% of the average daily net assets of the Fund. Under the proposed Rittenhouse agreement, Management Fees would continue to include a fee equal to an annual rate of 0.85% of the average daily net assets of the Fund, paid to the Funds’ Adviser, TPL. From that fee, TPL would pay Rittenhouse a fee equal to a maximum rate of 0.35% of the average daily net assets of the Fund.

(2)
Other Expenses include administration fees, transfer agency fees and all other ordinary operating expenses of the Fund not listed above, and reflect actual expenses incurred by the Fund for the Fund’s fiscal year ended December 31, 2003.

(3)
Timothy Partners, Ltd. is contractually obligated to waive its fees and/or reimburse the Fund to the extent necessary to maintain certain overall expense caps for each Class. The expense cap of the Fund is as follows: For Class A shares, the expense cap is 1.60%. For Class C shares of the Fund, the expense cap is 2.35%. TPL also operates under a written expense recapture agreement that allows TPL to recover in future years waivers and/or reimbursements made in prior years.

The following example is intended to help you compare the cost of investing in this Fund versus the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return each year and that the Fund's operating expenses remain the same each year. Although your actual costs may be higher or lower, based on these assumptions, your costs under the current fee structure and proposed fee structure would be:

	One Year		Three Years		Five Years		Ten Years
	Current	Proposed	Current	Proposed	Current	Proposed	Current	Proposed
Class A	$679	$679	$993	$993	$1,330	$1,330	$2,278	$2,278
Class C	$338	$338	$723	$723	$1,235	$1,235	$2,639	$2,639

If you did not redeem your shares, your costs would be:

	One Year		Three Years		Five Years		Ten Years
	Current	Proposed	Current	Proposed	Current	Proposed	Current	Proposed
Class A	$679	$679	$993	$993	$1,330	$1,330	$2,278	$2,278
Class C	$238	$238	$723	$723	$1,235	$1,235	$2,639	$2,639

If the Fund’s shareholders do not approve this Proposal, the Trust will consider other alternatives.

Board Recommendation

The Fund’s Board of Trustees , including the independent Trustees, unanimously recommends that you vote “For” the Proposal.

OTHER INFORMATION

UNDERWRITER

Timothy Partners, Ltd. (“TPL”) 1304 West Fairbanks Avenue, Winter Park, FL 32789, in addition to serving as investment adviser to the Funds, also serves as principal underwriter to the Trust’s shares. TPL is a broker/dealer registered as such with the Securities and Exchange Commission and is a member in good standing of the National Association of Securities Dealers.

TPL is not directly compensated by the Trust for its distribution services. However, TPL generally retains dealer concessions on sales of Class A Fund shares as set forth in the Trust’s prospectus and may retain some or all of the fees paid by the Fund’s pursuant to 12b-1 Plans of Distribution. With respect to Class A shares, TPL may pay some or all of the dealer concession to selling brokers and dealers from time to time, at its discretion. A broker or dealer who receives more than 90% of a selling commission may be considered an “underwriter” under federal law. With respect to both Class A and Class B shares, TPL may pay some or all of the collected 12b-1 fees to selling brokers and dealers from time to time, at its discretion

ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTING

Citco Mutual Fund Services, Inc., 83 General Warren Blvd., Suite 200, Malvern, PA 19355, provides administrative, transfer agent, and accounting services to the Fund pursuant to a written agreement with the Trust, dated July 1, 2001.

PROPOSALS OF SHAREHOLDERS

As a Delaware Business Trust, the Trust is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next shareholders meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a special shareholder meeting must be received by the Trust no later than four months prior to the date when proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust.

FINANCIAL STATEMENTS

The financial statements for the Fund and the Trust are incorporated herein by reference to the Trust’s unaudited semi-annual financial report, dated June 30, 2004, and the Trust’s audited annual financial report, dated December 31, 2004.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A

TOTAL OUTSTANDING SHARES
OF THE FUND, BY CLASS AND TOTAL
As of August 15, 2005

Class A	Class B	Class C	Total
7,473,753.8	354,901.0	203,722.4	8,032,377.2

HOLDERS OF MORE THAN
5% OF THE FUND'S SHARES
As of August 15, 2005

Name & Address of Shareholder	Share Class	No. of Shares	% of Total Fund Shares
National Financial Securities Corp., for the exclusive benefit of its clients 1555 N. River Center, Suite 210 Milwaukee, WI 53212	A	4,312,193	53.7%

  Timothy Plan Officer/Director Ownership of Fund Shares
  As of August 15, 2005

Name	Dollar Range of Shares Owned in Fund	Dollar Range of Shares Owned, All Funds
Arthur D. Ally, Interested Trustee, President, Treasurer	None	$0 to $10,000
Joseph Boatwright, Interested Trustee, Secretary	None	Over $100,000
Mathew Staver, Interested Trustee	None	Over $100,000
Charles Nelson, Independent Trustee	None	None
Wesley Pennington, Independent Trustee	None	Over $100,000
Scott Preissler, Independent Trustee	None	None
Alan Ross, Independent Trustee	None	None
Kathryn T. Martinez, Independent Trustee	None	None
Richard W. Copeland, Independent Trustee	None	None
William W. Johnson, Independent Trustee	None	None
John C. Mulder, Independent Trustee	None	$50,000 $100,000
David J. Tolliver, Independent Trustee	None	$20,000 to $50,000

 EXHIBIT B

INVESTMENT SUB-ADVISORY AGREEMENT
THE TIMOTHY PLAN

THIS AGREEMENT is made and entered into as of the__ day of September, 2005, by and between The Timothy Plan, a Delaware business trust (the “Trust”), Timothy Partners, Ltd., a Florida Limited Partnership (the “Manager”), and Rittenhouse Financial Services, Inc., a Delaware corporation and a registered investment adviser (the “Sub-Adviser”).

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “Act”) and authorized to issue an indefinite number of series of shares representing interests in separate investment portfolios; and

WHEREAS, the Trust presently issues shares of the following Funds:

The Timothy Plan Aggressive Growth Fund
The Timothy Plan Small-Cap Value Fund (formerly the Timothy Plan)
The Timothy Plan Large/Mid-Cap Value Fund
The Timothy Plan Large/Mid-Cap Growth Fund
The Timothy Plan Fixed-Income Fund
The Timothy Plan Money Market Fund
The Timothy Plan Strategic Growth Portfolio
The Timothy Plan Conservative Growth Portfolio
The Timothy Plan Patriot Fund
The Timothy Plan Small-Cap Variable Series (formerly the Timothy Plan Variable Series)
The Timothy Plan Conservative Growth Portfolio Variable Fund
The Timothy Plan Strategic Growth Portfolio Variable Fund; (each a “Fund” and together the “Funds”) and

WHEREAS, Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, the Fund has engaged Manager to provide investment management services to the Funds listed above; and

WHEREAS, Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, Manager desires to retain Sub-Adviser to render certain investment management services to the Timothy Plan Large/Mid-Cap Growth Fund (the “Portfolio”), and Investment Manager is willing to render such services; and

WHEREAS, the Trust consents to the engagement of Sub-Adviser by Manager.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.
Appointment. Manager, with the express consent of the Trust, hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Portfolio for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.
Additional Portfolios. In the event that the Fund establishes one or more additional portfolios other than the Portfolio with respect to which the Manager desires to engage the Sub-Adviser to render investment advisory services hereunder, the Manager shall notify the Sub-Adviser of such desire. If the Sub-Adviser is willing to render such services, it shall notify the Manager in writing whereupon such portfolio or portfolios shall become a Portfolio hereunder.

3.
Services to be Performed. Subject always to the supervision of Trust’s Board of Trustees and the Manager, Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the Portfolio, all on behalf of the Portfolio. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth in Section 7, below), and will monitor the Portfolio’s investments, and will comply with the provisions of Fund’s Declaration of Trust and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Portfolio. Manager will provide Sub-Adviser with current copies of the Fund’s Declaration of Trust, By-laws, prospectus and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement. Sub-Adviser and Manager will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Portfolio and to consult with each other regarding the investment affairs of the Portfolio. Sub-Adviser will report to the Board of Trustees and to Manager with respect to the implementation of such program.

Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio, and is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of the Fund’s orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or the Portfolio, or be in breach of any obligation owing to the Fund or the Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Sub-Adviser, the Portfolio would be benefited by supplemental services, the Sub-Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions which another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for any Portfolio as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of either the Fund, Manager, or Sub-Adviser, except as may be permitted under the 1940 Act;

Sub-Adviser further agrees that it:

(a)       will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b)  will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

(c)  will report regularly to Manager and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Manager and the Board of Trustees on a regular basis at reasonable times the management of the Portfolios, including, without limitation, review of the general investment strategies of the Portfolio, the performance of the Portfolio in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager; and

(d)  will prepare such books and records with respect to the Portfolio’s securities transactions as requested by the Manager and will furnish Manager and Fund’s Board of Trustees such periodic and special reports as the Board or Manager may reasonably request.

4.
Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Fund.

5.
Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee based on daily net assets at the annual rate as set forth below:

Daily Net Assets	Rate of Fee
For the first $50 million	.35 of 1%
For assets over $50 million	.25 of 1%

The management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund’s net asset value was determined.

6.
Services to Others. Manager understands, and has advised Fund’s Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies, provided that whenever the Portfolio and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Manager recognizes, and has advised Fund’s Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Portfolio may obtain in a particular security. It is further agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Portfolio with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised Fund’s Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser’s duties under this Agreement will not devote their full attention to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own accounts.

7.
Limitation of Liability. Manager will not take any action against Sub-Adviser to hold Sub-Adviser liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub- Adviser’s duties under this Agreement, except for a loss resulting from Sub- Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

8.
Term; Termination; Amendment. This Agreement shall become effective with respect to the Portfolio on the date first written above, provided that it has been approved by a vote of a majority of the outstanding voting securities of the Portfolio in accordance with the requirements of the 1940 Act, and shall remain in full force until March 31, 2006 unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to the Portfolio, but only as long as such continuance is specifically approved for the Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Portfolio, the Sub-Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager on sixty (60) days’ written notice to the Sub-Adviser. This Agreement may also be terminated by the Fund with respect to a Portfolio by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Portfolio on sixty (60) days’ written notice to the Sub-Adviser by the Fund.

This Agreement may be terminated with respect to a Portfolio at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action which results in a breach of the covenants of the Sub-Adviser set forth herein.

The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 5 earned prior to such termination. This Agreement shall automatically terminate in the event the Investment Management Agreement between the Manager and the Fund is terminated, assigned or not renewed.

9.
Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

10.
Limitations on Liability. All parties hereto are expressly put on notice of the Fund’s Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of Massachusetts, and the limitation of shareholder and trustee liability contained therein. The obligations of the Fund entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Portfolio, for the enforcement of any claims.

11.
Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

12.
Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 11 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.

IN WITNESS WHEREOF, the Fund, Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

The Timothy Plan	Timothy Partners, Ltd.	Rittenhouse Financial Services, Inc.

________________	______________________	___________________________
Arthur D. Ally	Covenant Funds, Inc.	By: ________________________
President	Managing General	Its: ________________________
Partner, Arthur D.
Ally, President

BALLOT

TIMOTHY PLAN LARGE/MID-CAP GROWTH FUND SHAREHOLDERS ONLY!

Proposal # 1.	Approve the Sub-investment Advisory Agreement with Rittenhouse Financial Services, Inc. for its services to the Fund

	For	Against	Abstain

	☐	☐	☐

Signature(s)
All registered owners of account shown to the left must sign. If signing for a corporation, estate or trust, please indicate your capacity or title.

X

Signature         Date

X

Signature         Date

PLEASE VOTE TODAY!

Please vote all issues shown on your ballot.

Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each ballot. On all Items, mark —- For, Against or Abstain. Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, trust or estate, please indicate your title or position.

THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxy cards for your other accounts with the Trust. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint Theresa McNamee and Terry Covert, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the special meeting of shareholders to be held September 8, 2005, and at any adjournments thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting.

Your shares will be voted in accordance with your designations on this proxy. If no specification is made herein, all shares will be voted "FOR" the proposals set forth on this proxy. The proxy is solicited by the Board of Trustees of the Trust which recommends a vote "FOR" each Proposal.